Exhibit 1.01

Sanmina Corporation

Conflict Minerals Report

For The Year Ended December 31, 2019

I.	Company Background

Sanmina Corporation (“Sanmina”, the “Company”, “we”, “us”, or “our”) is a leading global provider of integrated manufacturing solutions, components, products and repair, logistics and after-market services. We provide these comprehensive offerings primarily to original equipment manufacturers, or OEMs, in the following industries: industrial, medical, defense and aerospace, automotive, communications networks and cloud solutions.

II.	Performance of Due Diligence on the Source and Chain of Custody of Conflict Minerals

We believe that substantially all of the electronic and electro-mechanical products we manufactured for our customers during 2019 include components that contain Conflict Minerals1 necessary to the functionality of such products. As a result and as required by Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), we surveyed and performed a reasonable country of origin inquiry (“RCOI”) on the subset of our supplier group that we determined provided components containing Conflict Minerals. The purpose of the RCOI was to determine whether or not the source of such Conflict Minerals was one of the Covered Countries2 or whether such Conflict Minerals came from recycled or scrap sources.

Based upon our RCOI, we know or have reason to believe that some components used in many, if not most, of our customers’ products manufactured during 2019 contained Conflict Minerals originating from the Covered Countries and further that such Conflict Minerals were not sourced solely from recycled or scrap sources. As a result and as also required by the Rule, we undertook further due diligence on the smelter group identified to us by our suppliers as providing the Conflict Minerals contained in the components specified by our customers or us and that originated in the Covered Countries. The purpose of this further due diligence was to attempt to ascertain whether the indirect sourcing of Conflict Minerals in this way from these smelters or other suspected smelters benefitted armed groups in the Covered Countries. We performed this due diligence in conformity with the Organization for Economic Cooperation and Development Due Diligence Guidelines for Responsible Supply Chains of Minerals from Conflict Affected and High Risk Areas (the “OECD Guidance”) and related supplements.

III.	Design of Due Diligence Process and Alignment to the OECD Guidance

A.	We have established Strong Internal Company Management Systems

•
A Conflict Minerals working group led by our global supply chain organization has established and implemented our Conflict Minerals Policy and reports on its activities to Company senior management and the Audit Committee of our Board of Directors annually and as requested by management;

•
We use the latest version of the Conflict Minerals Reporting Template (the “Template”)[3] developed by the Responsible Business Alliance (the “RBA”) to collect Conflict Minerals information from our suppliers;

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1 Conflict Minerals are defined as tin, tantalum, tungsten and gold.

2 Under the Rule, the Covered Countries are defined as the following countries: Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia.

3 The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain.

•	We include in our supplier requirements documents and contracts provisions requiring suppliers to recognize our policy and to participate in our RCOI and due diligence activities;

•	We maintain records of our RCOI and due diligence activities consistent with our record retention policy; and

•	We provide a grievance reporting system that allows employees to report concerns about violations of law or Company policy, including those relating to the Company’s Conflict Minerals policy.

B.	We have implemented procedures to identify and assess risks in the supply chain

•	We employ procedures to identify suppliers which may potentially supply components containing Conflict Minerals;

•
We ask these suppliers to report their Conflict Minerals sourcing activities using the Template in an attempt to identify the smelters and refiners involved and the country of origin of such Conflict Minerals;

•	We follow up with suppliers, repeatedly if necessary, who do not respond by our deadlines;

•	We compare smelters and refiners identified by our suppliers against the Conformant Smelters and Refiners List (the “Conformant Smelters List”)[4] maintained by the Responsible Minerals Initiative ; and

•	We document country of origin information using various third party sources, such as the Conformant Smelters List.

C.	We have designed and implemented a strategy to respond to such risks as they are identified

•
We contact suppliers from whom we obtain components directly (as opposed to distributors) to obtain additional information regarding smelters or refiners who may pose a higher risk of supplying Conflict Minerals that directly or indirectly benefit armed conflict in the Covered Countries;

•
We work to improve our suppliers’ understanding of the Rule and to improve their response rate to our queries and the quality of their responses, primarily through enhancing our supplier requirements documents and through follow-up conversations during our due diligence process - in general, response rates and the quality of information provided have improved during the seven years since we began conducting RCOIs;

•
We compared the list of smelters provided to us by our suppliers to the Conformant Smelters List to identify smelters not participating in the Responsible Minerals Assurance Process established by the Responsible Minerals Initiative and request, through the suppliers that have identified them, and also through direct outreach to the smelters, that they participate in such process;

•
We bring to the attention of our customers the discovery of information, if any, that leads us to reasonably conclude that the sourcing of components or materials for our engagement with them benefits armed groups in the Covered Countries – to date, we have not discovered any such information through our due diligence process;

•
If we determine through our due diligence that a supplier sources its Conflict Minerals from the Covered Countries or uses smelters who do not participate in conflict-free smelter programs, such as the Responsible Minerals Assurance Process, and the decision of components sourcing is within our control, we will take steps over time to replace the suppliers that utilize such smelters with ones whose smelters either do not source Conflict Minerals from the Covered Countries or participate in conflict-free smelter programs – to date, we have not discovered any such information through our due diligence process; and

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4 The Conformant Smelters List is generally understood to contain the names of smelters from whom procurement of Conflict Minerals does not benefit armed groups in the Covered Countries. However, we do not express an opinion as to whether or not the sourcing of Conflict Minerals from these smelters actually does not benefit armed groups in the Covered Countries.

•	Our Conflict Minerals working group reports the results of our due diligence efforts to Company management and the Audit Committee of our Board of Directors on at least an annual basis.

D.	We support industry organizations carrying out third party audits of smelters and refiners facilities and processes

•	We maintain membership in the RBA, which develops and implements audit procedures for refiners and smelters.

E.	We report on our due diligence measures

•	We publicly disclose our Conflict Minerals policy on our corporate web site at http://www.sanmina.com/social-responsibility/ethics-governance/conflict-minerals-policy/; and

•
We publicly report on our due diligence efforts on an annual basis through this Conflict Minerals Report available at http://www.sanmina.com/social-responsibility/ethics-governance/conflict-mineral-reports/.

IV.	Description of Due Diligence Measures performed for the 2019 Reporting Year

A.
During 2019, we conducted a survey of suppliers whose products may include Conflict Minerals using the Template through an independent supply chain compliance engagement firm. A total of 1,406 suppliers were identified as in-scope for Conflict Minerals regulatory purposes and were contacted as part of our RCOI process. The response rate among these suppliers was approximately 53%, covering approximately 76% of total spend with such suppliers.

B.	We collected completed Templates from our suppliers and followed up with suppliers who provided incomplete or inconsistent responses with the assistance of our supply chain compliance engagement firm.

C.	We evaluated further information provided to us by our independent supply chain compliance engagement firm about the smelters identified to us through our due diligence process.

D.	We confirmed whether the smelters identified by our suppliers through the Template were included on the Conformant Smelter List.

E.
For smelters not included on the Conformant Smelters List, we requested, both directly and through the suppliers that identified them, that they participate in the Responsible Minerals Assurance Process.

V.	Additional Information

A.	Facilities Used to Process Necessary Conflict Minerals

Below is a list of smelters and refineries reported to us by our suppliers on Templates we collected for the 2019 reporting period. Since most suppliers provided us Templates and smelter information at the company level, rather than specifically on material supplied to Sanmina, not all of these smelters may have been used to process the Conflict Minerals contained in our products during 2019.

Metal	Smelter or Refiner Facility Name
Gold	8853 S.p.A.
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	African Gold Refinery
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.

Metal	Smelter or Refiner Facility Name
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	C.I Metales Procesados Industriales SAS
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Metaux S.A.
Gold	CGR Metalloys Pvt Ltd.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC
Gold	DODUCO Contacts and Refining GmbH
Gold	Dowa
Gold	DS PRETECH Co., Ltd.
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Fujairah Gold FZC
Gold	GCC Gujrat Gold Centre Pvt. Ltd.
Gold	Geib Refining Corporation
Gold	Gold Coast Refinery
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ CO., LTD.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	International Precious Metal Refiners
Gold	Ishifuku Metal Industry Co., Ltd.

Metal	Smelter or Refiner Facility Name
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	JALAN & Company
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	L'Orfebre S.A.
Gold	LS-NIKKO Copper Inc.
Gold	LT Metal Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Navoi Mining and Metallurgical Combinat
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery

Metal	Smelter or Refiner Facility Name
Gold	PAMP S.A.
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox S.A.
Gold	QG Refining, LLC
Gold	Rand Refinery (Pty) Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	REMONDIS PMR B.V.
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Samduck Precious Metals
Gold	SAMWON METALS Corp.
Gold	SAXONIA Edelmetalle GmbH
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sovereign Metals
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tony Goetz NV
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	Western Australian Mint (T/a The Perth Mint)

Metal	Smelter or Refiner Facility Name
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	Asaka Riken Co., Ltd.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	CP Metals Inc.
Tantalum	D Block Metals, LLC
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	H.C. Starck Tantalum and Niobium GmbH
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineracao Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	PRG Dooel
Tantalum	QuantumClean
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XinXing Haorong Electronic Material Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin	Alpha
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.

Metal	Smelter or Refiner Facility Name
Tin	China Tin Group Co., Ltd.
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto
Tin	Estanho de Rondonia S.A.
Tin	Fenix Metals
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	Guanyang Guida Nonferrous Metal Smelting Plant
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Luna Smelter, Ltd.
Tin	Ma'anshan Weitai Tin Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Metallo Belgium N.V.
Tin	Metallo Spain S.L.U.
Tin	Mineracao Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgicas S.A.
Tin	Pongpipat Company Limited
Tin	Precious Minerals and Smelting Limited
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT Refined Bangka Tin
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	Resind Industria e Comercio Ltda.
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Super Ligas
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.

Metal	Smelter or Refiner Facility Name
Tin	Thaisarco
Tin	Tin Technology & Refining
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	ACL Metais Eireli
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	China Molybdenum Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tungsten	CP Metals Inc.
Tungsten	Fujian Ganmin RareMetal Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Smelting GmbH & Co. KG
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	JSC "Kirovgrad Hard Alloys Plant"
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	KGETS CO., LTD.
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Masan Tungsten Chemical LLC (MTC)
Tungsten	Moliren Ltd.

Metal	Smelter or Refiner Facility Name
Tungsten	Niagara Refining LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Unecha Refractory Metals Plant
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Woltech Korea Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Approximately 80% of the smelters listed above either appear on the Conformant Smelter List, have indicated they will participate in the Responsible Minerals Assurance Process or are engaging with the RMI. Each of the remaining smelters has received an email from us requesting that they participate in the Responsible Minerals Assurance Process.

B.	Country of Origin of Necessary Conflict Minerals Contained in Sanmina Products, If Known

Below is the list of the countries reported as countries of origin by our suppliers on the Templates we collected, and therefore could be countries of origin of the Conflict Minerals used in our products in 2019.

Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo (Brazzaville), Czech Republic, Djibouti, DRC- Congo (Kinshasa), Ecuador, Egypt, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Jersey, Kazakhstan, Kenya, Korea, Republic of, Kyrgyzstan, Laos, Luxembourg, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, South Africa, South Sudan, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States, Uzbekistan, Viet Nam, Zambia and Zimbabwe.

C.	Efforts to Determine Mine or Location of Origin

Our efforts to determine mine or location of origin of Conflict Minerals used in our products consisted primarily of our participation in the RBA and our review of information reported by our suppliers. As described above, we obtain smelter information, including when reported, mine or location of origin, from our suppliers using the Template. In addition, we sought additional information on mines and locations of origin using the Conformant Smelters List. Finally, we retained an external consultant to review any additional publicly available information regarding mines and locations of origin for the smelters reported to us by our suppliers.

D.	Steps to Improve Our Due Diligence in 2020

•
We will continue to take steps over time to utilize suppliers who use smelters who participate in conflict free smelter programs, such as the Responsible Minerals Assurance Process in situations in which we control the sourcing decision.

•
We will continue to bring to the attention of our customers the discovery of information, if any, that leads us to reasonably conclude that the sourcing of components or materials for our engagement with them benefits armed groups in the Covered Countries.

•
We will use information gathered for our 2019 Conflict Minerals reporting activities to refine the list of suppliers to which we send the Template and to focus more outreach efforts on suppliers who have in the past provided information requiring further validation.

•
Based on data collected during the 2019 process, we will continue working with suppliers who have provided incomplete or conflicting data on the completed Templates provided to Sanmina to improve their processes and transparency in their supply chains.